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                                   EXHIBIT B
                            PRINCIPAL ECONOMIC TERMS
                                     PART I

                    [WESTERNBANK BUSINESS CREDIT DIVISION]

                                 June 27, 2002

Mr. William T. Keon III, C.E.O.
Mr. Daniel J. O'Leary, C.F.O.
Pueblo Xtra International, Inc.
1300 N.W. 22nd St.
Pompano Beach, Florida 33069

Gentlemen:

You have provided us with certain information and have discussed with us the current and future needs for the financing of Pueblo Xtra International, Inc. and its subsidiaries or affiliates (the "Company").

In connection therewith, we are pleased to submit our proposal to provide a secured revolving credit and term loan facility of up to $80,000,000, to the Company (the "Credit Facility") to be used for refinancing capital expenditures and working capital purposes.

The exact structure and terms of the proposed Credit Facility cannot be precisely stated until the completion of our field examinations and credit investigations. However, in general, we contemplate that the Credit Facility may be structured as follows:

1.       Revolving Credit Facility

         (a) Amount: Revolving loans based upon the lending formulas, and subject to the sublimits and other terms described below.

         (b)      Lending Formulas:

                  (i) Accounts: Net amount of eligible cash, credit cards, debit cards and all accounts receivable of the Company. Eligible accounts receivable and the net amounts thereof will be determined by us pursuant to general criteria which will be set forth in the loan documentation.

                  (ii) Inventory: Up to the lesser of (iii) sixty (65%) percent multiplied by the cost of this eligible Non-Perishable Finished Goods inventory of the Company, with cost determined under the first-in-first-out method or (iv) eighty percent (80%) of the "Net Recovery Percentage" for eligible Non-Perishable Finished Goods inventory

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                           of the Company (with such percentage calculated based
                           on its cost) multiplied by the cost of such eligible inventory (or if less, eighty percent (80%) of the Net Recovery Percentage for the eligible inventory of the Company (with such percentage calculated based on its retail value) multiplied by the retail value of such inventory). The amount of the Net Recovery Percentage will be determined based on the recovery from the eligible inventory pursuant to an appraisal to be conducted on a "going out of business sale" basis, at the expense of the Company, by appraisers acceptable to us, net of estimated liquidation expenses. Eligible inventory will be determined by us pursuant to general criteria which will be act forth in the loan documentation. Generally, eligible inventory will exclude un-inspected and perishable foods, produce, deli and bakery food products, expired foods or products and food or products with short expiration dates or shelf life, purchases in transit, unfinished or unprocessed food or products, packaging, supplies, slow-moving, damaged or obsolete inventories, and those other items which do not constitute collateral acceptable for lending purposes pursuant to criteria established by us.

         (c) Inventory Loan Limit: The maximum amount of loans available in respect of eligible inventory shall not exceed $35,000,000, at any time, notwithstanding the total value of eligible inventory and including for this purpose our reliance on eligible inventory to be acquired under commercial letters of credit opened by or through us under the letter of credit facility described below.

2.       Letter of Credit Facility.

         (a) Amount: Letters of credit arranged through us ("LCs") of up to an aggregate amount at any time outstanding of $10,000,000, included within the overall Revolving Credit Facility.

         (b) LC Reserves Against Availability: Reserves against the revolving loans otherwise available equal to (1) one hundred percent (100%) unless the percentage set forth above for the inventory lending formula multiplied by the cost of the goods being purchased with the LC, plus (ii) duty, freight and cost of transport within the U.S., will be required when opening LCs for the purpose of purchasing eligible inventory, LCs which are opened for other purposes approved by us will require reserves of one hundred percent (100%) of the amount of such LCs.

         (c) Letter of Credit Fee: Two and one half percent (2.5%) per annum on the daily outstanding balance of the LCs payable monthly in arrears. All applicable bank and opening charges will be in addition to our fee and charged to the loan account of the Company.


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3.   TERM LOANS

Term Loan A:

Amount: A Capital Expenditure Term Loan of up to the lesser of: $5,000,000, or seventy percent (70%) of eligible construction project costs incurred in the remodeling and purchase of equipment for new stores (the "Term Loan A"). Such value will be as determined by appraisals, conducted at the expense of the Company, by independent appraisers acceptable to us. Eligible equipment and costs will be determined by us and, in general, shall exclude installations costs, fixtures, and equipment subject to a security interest or lien of any other person or entity, leased equipment and worn-out or obsolete equipment.

Amortization: The Term Loan A will be repaid in consecutive equal monthly installments of principal commencing on the first day of the month after the closing and on the first day of each month thereafter. The amount of each monthly installment will be calculated based on a sixty month amortization, with the final installment to be in the then remaining balance of the Term Loan A (and including principal, interest and other amounts) due on the earlier of:
(i) the first day of the sixty (60) month after the closing or (ii) the termination or non-renewal of the Credit Facility or a default under our financing agreements.

We shall require Company to submit to us individual invoice(s) for inspection and approval prior to advance(s) and minimum draw(s) will be established by us.

Term Loan B:

Amount: A real property Term Loan of up to the lesser of: $35,000,000, or seventy five percent (75%) of eligible real estate property as described in the three appraisal reports dated during 2001 performed by Vallejo and Vallejo
(the "Term Loan B"). Such value will be as determined by appraisals, conducted at the expense of the Company, by independent appraisers acceptable to us. Eligible equipment and costs will be determined by us and, in general, shall exclude fixtures and equipment subject to a security interest or lien of any other person or entity, leased equipment and worn-out or obsolete equipment.

Amortization: The Term Loan B will be repaid in consecutive equal monthly installments of principal commencing on the first day of the month after the closing and on the first day of each month thereafter. The amount of each monthly installment will be calculated based on a one hundred and eighty month amortization, with the final

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         installment to be in the then remaining balance of the Term Loan B (and including principal, interest and other amounts) due on the earlier of:
         (iii) the first day of the one hundred and eightieth (180th) month after the closing or (iv) the termination or non-renewal of the Credit Facility or a default under our financing agreements.

         Term Loan C:

         Amount: A Term Loan of up to the lesser of: $5,000,000, or fifty percent (50%) of eligible Leased Property value as described in the addendum attached (the "Term Loan C"). Such value will be as determined by appraisals, conducted at the expense of the Company, by independent appraisers acceptable to us. Eligible leases, improvements and equipment will be determined by us and, in general, shall exclude fixtures and equipment subject to a security interest or lien of any other person or entity, leased equipment and worn-out or obsolete equipment and fixtures.

         Amortization: The Term Loan C will be repaid in consecutive equal monthly installments of principal commencing on the first day of the month after the closing and on the first day of each month thereafter. The amount of such monthly installment will be calculated based on a sixty month amortization, with the final installment to be in the then remaining balance of the Term Loan C (and including principal, interest and other amounts) due on the earlier of: (v) the first day of the sixty (60th) month after the closing or (vi) the termination or non-renewal of the Credit Facility or a default under our financing agreements.

4. Collateral. All obligations of the Company and any corporate guarantors to us will be secured by first and only security interests in and liens upon all present and future assets of the Company and any corporate guarantors, including all accounts, customer lists, contract rights, general intangibles (including, without limitation, all trademarks, trademarks, patents and other intellectual property, tax refunds, and any other claims, payments or recoveries, such as recoveries or payments from franchises, licenses and all other rights and agreements), chattel paper, documents, instruments (including stock or partnership shares in subsidiaries, affiliates and parent companies, as applicable), checking and deposit accounts, investment property, inventory, machinery and equipment, equipment, furniture, fixtures, leases and real property, and all products and proceeds thereof.

5. Interest Rates. The interest rate on Revolving Loans shall be one and one half (1.5%) percent per annum above the rate announced from time to time by Westernbank Puerto Rico, as its "prime rate" or at the Company's option, a rate of three and one half (3.50%) percent per annum above the adjusted Eurodollar rate used by us (in each case subject to a higher rate after default). The interest rate on Term Loans shall be two (2.0%) percent per


                                       4


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         amount above the rate announced from time to time by Westernbank Puerto
         Rico, as its "prime rate" or at the Company's option, a rate of four (4.00%) percent per annum above the adjusted Eurodollar rate used by us (in each case subject to a higher rate after default). The adjusted Eurodollar rate will be calculated based on the average of rates of interest per annum at which Westernbank Puerto Rico is offered deposits of U.S. dollars in the London interbank market adjusted by the reserve percentage prescribed by governmental authorities as determined by us. Collections will be credited to the loan account of the Company on a daily basis, allowing two (2) business days after our receipt of a wire transfer of federal funds into our payment account designated for such purpose.

At no time shall interest rates be lower than six (6%) percent on Revolving Loans and seven (7) percent on Term Loans.

6. Fees. All fees listed below are in addition to interest and other fees and charges provided for herein and may, at our option, be charged directly to any loan account(s) of the Company maintained with us.

         (a) Closing Fee: One and one half percent (1.5%) of the Credit Facility, earned and payable in full at closing. If, upon the request of the Company, we elect to issue a commitment letter, the closing fee will be payable to us upon issuance of the commitment letter as a non-refundable commitment fee.

         (b) Servicing Fee: $5,000.00 for each month or part thereof during the term of the arrangements, payable monthly in advance.

         (c) Unused Line Fee: One half of one percent (.50%) per annum on the difference between the average monthly balance of revolving loans and LCs outstanding under the Credit Facility and $30,000,000, payable monthly.

         (d) Early Termination Fee: If the Credit Facility is terminated for any reason prior to the end of the then current term:

                   (i) Five percent (5%) of the Credit Facility if terminated on or prior to six months from the date of closing.

                  (ii) Three percent (3%) of the Credit Facility if terminated after the sixth month and on or prior to the second anniversary of the date of closing; and

                  (iii) Two percent (2%) of the Credit Facility if terminated after the second anniversary and on or prior to the third anniversary of the date of closing; and


                                       5
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     (iv) One percent (1%) of the Credit Facility if terminated after the third anniversary and on or at any other time prior to the end of the then current term and thereafter.

7. Term. The Credit Facility will have an initial term of five (5) years from the date of closing, and automatic annual renewals thereafter unless either party gives ninety (90) days prior written notice to the other party of the intention to terminate the Credit Facility.

8. Expenses. The Company agrees to pay all reasonable legal and closing expenses, including attorneys' fees and disbursements, filing and search fees, appraisal fees and field examination expenses and per diem field examination charges, whether or not this transaction closes. We charge $1,000, per person per day for our field examiners in the field and in the office, plus travel, hotel and all other out-of-pocket expenses. All such expenses shall be paid to us upon demand, together with such advance funds on account of such expenses and charges as we may from time to time request. This Section shall survive the expiration or termination of this letter.

9. Deposits. As evidence of our mutual good faith, and in consideration of our having incurred and continuing to incur certain expenses in the expectation of establishing the financing arrangements between us and the Company, we request that the Company deposit with us $100,000 against our expenses. This amount, together with any other deposits at any time received by us will be:

     (a) Retained in the Company, less the cost of our field examinations, legal fees and other expenses directly related to the loan application and credit review, if our credit approval of the proposed financing is not obtained;

     (b) Retained by us, and credited to the loan account of the Company, less the expenses described in paragraph (a) above, if the credit is approved and booked;

     (c) Retained by us, as a fee in addition to expenses payable by the Company as set forth above, if our credit approval of the proposed financing is obtained and the transaction does not close within forty-five (45) days from the date of such approval, whether as a result of your election not to do business with us or a failure to fulfill any of the conditions of the proposed financing as approved by us; and

     (d) Retained by us, as a fee in addition to expenses payable by the Company as set forth above, if at any time during the loan and credit review, the Company intentionally misleads us or intentionally fails to disclose material information which, if disclosed, would have had a material adverse impact on the loan approval.

                                       6
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10. Other Information and Conditions. This proposal does not represent a commitment to lend. Our proposal is expressly subject to review of certain other information, satisfactory completion of our field examinations, credit investigations and analysis and approval by our committee. Such approval, if obtained at all, shall be contingent upon a closing taking place within forty-five (45) days thereafter, after which time this proposal will require reapproval by our credit committee even if we continue to work on this transaction. Such reapproval, if obtained, may result in different terms or conditions, or in a determination not to consummate the transaction. No commitment to lend shall be implied from any action by us or on our behalf. Communication to you of credit committee approval or reapproval shall not constitute a commitment to lend, unless expressly so stated in a commitment letter signed by us and you.

In addition, subject to such conditions as may be established in connection with the credit approval, we would anticipate that the closing of the Credit Facility will be subject to the satisfaction, in a manner acceptable to us, of the following:

     (a) The Company continuing to furnish us with all financial information, projections, budgets, business plans, cash flows and such other information as we reasonably request from time to time. We shall have received current agings of receivables, current perpetual inventory records and/or rollforwards of accounts and inventory through the date of closing, together with supporting documentation, and other documents and information that will enable us to accurately indemnify and verify the eligible collateral at or before closing in a manner satisfactory to us and including documentation with respect to inventory in transit, goods in bonded warehouses or at other third-party locations. We may require daily or weekly reporting of collateral information from the Company and/or may establish in our records a loan account for the Company prior to closing. Such actions should not be construed as a commitment to lend or to waive or modify any conditions to lending.

     (b) Satisfactory legal review of the terms of this Credit Facility and its structure by our counsel, and execution and delivery of loan documents, all in form and substance satisfactory to us. The loan documents will include, among other documents, a loan agreement, security agreements, UCC financing statements, intercreditor agreements (if applicable), agreements from certain third parties, opinion letters of counsel, the guarantee of the obligations of the Company to us by its parent company, corporate subsidiaries and affiliates and which guarantee by such entities shall be secured by a stock pledge. Such loan documents will contain provisions, representation, warranties, conditions, covenants and events of default satisfactory to us and our counsel. With respect to financial covenants, the loan documents will include various financial covenants. Such financial covenants will require the Company to maintain tangible net worth, working capital and an Excess Cash Flow formula or ratios in amounts to be determined, which amount will be acceptable to us and to the Company. Under the


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                  terms of the loan documents, the Company will be entitled to pay dividends under certain criteria to be established by us (including maintaining certain excess availability) so long as no default exists or is expected.

         (c) The Company shall deliver, at its expense, environmental audits of its plants and real estate conducted by an independent environmental engineering firm acceptable to us and in form, scope and methodology satisfactory to us, confirming that (i) the Company is in compliance with all applicable environmental use laws, regulations, codes and ordinances in all material respects and (ii) there is no material potential or actual liability of the Company for any remedial action with respect to any environmental condition or any other significant environmental problems.

         (d) The excess availability under the lending formulas provided for above, subject to sublimits and reserves, shall be not less than $5,000,000, at the closing, and $1,800,000, thereafter as suppressed availability or cash, after the payment of fees and expenses of the transaction and the application of the proceeds of the initial loans, and after deduction for past due payables and other obligations. Accounts payable of the Company must be at a level and in a condition reasonably acceptable to us.

         (e) We shall receive Assignment(s) of Leases and Proceeds thereof of all major tenants of the company; and, Assignment(s) of Leases of all existing and future Leases of Pueblo Supermarket stores and Blockbuster Video stores, and terms and conditions acceptable to us. The company shall endeavor on a best efforts basis to secure Landlords Consent and Waivers.

         (f)      Company shall have disclosed within one hundred and twenty
                  (120) days from closing or prior thereto a definitive plan for the refinancing or purchase of the outstanding corporate bonds which mature in 2003, amounting to approximately
                  $175,000,000, on terms and conditions satisfactory to us.

         (g) No material adverse change in the business, operations, profits or prospects of the Company or in the condition of the assets of the Company shall have occurred since the date of our latest field examinations.

         (h) This transaction and the events contemplated herein must close by September 15, 2002 or forty-five (45) days from the date of our final credit approval, whichever is earlier.

The terms and conditions described in this proposal letter are intended as an outline only and this proposal letter does not purport to include or summarize all of the terms, conditions, covenants and other provisions which will be contained in the loan documents.

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This letter is delivered to the Company on the condition that its existence and its contents will not be disclosed by the Company without our prior written approval except (i) as may be required to be disclosed in any legal proceeding or as may otherwise be required by law and (ii) on a confidential and "need to know" basis, to your directors, officers, employees, advisers and agents.

Unless accepted by the Company and as so accepted, received by us by the close of business in San Juan on Puerto Rico, July 5, 2002 with the deposit referred to above, this proposal shall expire at such time.

This letter is solely for your benefit and is not to be relied upon by any third party.

This letter, upon acceptance by you, supersedes and replaces our letter to the Company, dated May 10, 2002.

We look forward to continuing to work with you and your associates in this transaction.


                                             Very truly yours,

                                             WESTERNBANK BUSINESS CREDIT

                                             /s/ Miguel A. Vasquez
                                             Miguel A. Vasquez
                                             President


ACCEPTED on this _____ date of ___________, 2002:



___________________________
William T. Keon III, C.E.O.


___________________________
Daniel J. O'Leary, C.F.O.

                                   EXHIBIT B

                                ADDITIONAL TERMS

                                     Part 2

1. Expenses:               Borrowers will pay all of the reasonable
                           out-of-pocket expenses and customary administrative charges incurred by Lender, including, without limitation, appraisal fees, reasonable legal costs and expenses, filing and search charges, recording taxes and field examination charges and expenses (including a charge of $1,000 per person per day for the examiners of Lender in the field and in the office, plus travel, hotel and all other out-of-pocket expenses).

2. Loan Documentation:     Definitive loan documentation (collectively, the
                           "Financing Agreement"), including, without limitation, a loan and security agreement, supplemental security agreement, pledge agreements, mortgages, deeds of trust, guarantees, debentures, security assignments, intercreditor and subordination agreements, UCC financing statements and other lien registrations, lien waivers and access agreements in favor of Lender from mortgages, landlords and other persons in possession or control of Collateral, borrowing base certificates, opinion letters of counsel to Borrowers and Guarantors, and related documents, each in form and substance satisfactory to Lender. All of the Financing
                           Agreements will be prepared or approved by Lender and counsel to Lender and incorporate Lender's customary terms and provisions, and such other provisions as Lender may require in the context of the transactions contemplated hereby. The loan documentation will also provide that Lender may syndicate and/or sell participations in the Credit
                           Facility. Lender may act as agent on behalf of other financial institutions who purchase interests in the Credit Facility and the Financing Agreements may provide accordingly. Borrowers and Guarantors will assist Lender in the syndication of, and the sale of participation in, the Credit Facility.

(a) Reserves:          Lender will have a continuing right to establish reserves
                       against the loan availability under the lending formulas to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either the Collateral or its value, or the assets, business or prospectus of any Borrower or Guarantor, or Lender's security interests and other rights in the Collateral (excluding the enforceability, realization, perfection and priority thereof) or (ii) to reflect the good faith belief of Lender that any collateral report or financial information furnished by or on behalf of any Borrower or Guarantor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (iii) in respect of any state of facts which Lender determines in good faith constitutes an event of default under the Financing Agreements (as defined below) or may, with notice or passage of time or both, constitutes such an event of default or (iv) to reflect the reserves for LCs.

                       Without limiting the foregoing, Lender may establish reserves for, among other things, (i) priority payables including liabilities which have a trust imposed to provide for payment of a lien or charge or other right to payment ranking senior or pari passu to the obligations of any Borrower to Lender, such as taxes, employee claims and certain supplier's claims, payments to insolvency administrators and value added taxes;

                               (ii) to reflect that dilution with respect to the
                       accounts of any Borrower exceeds or is reasonably anticipated to exceed 5%

                               (iii) to reflect a change in the turnover, mix or
                       quality of the categories of inventory that adversely affects the value of such inventory,

                               (iv) to reflect that the orderly liquidation
                       value of the eligible equipment or the fair market value of the eligible real property as set forth in the most recent acceptable appraisal thereof received by Lender has declined.

                               and (v) to reflect the maximum amount of any
                       indebtedness or claim which may have a lien or administrative claim upon property of any Borrower or Guarantor superior to or in parity with the lien and security interest of Lender therein or thereon (including without limitation, the fees and expenses of the Clerk of the Bankruptcy Court and the Office of the US Trustee and fees and expenses of professionals whose retention is approved by the Bankruptcy Court during the Chapter 11 case of NSC).

(b) Representations
    and Warranties.         To include, but not be limited to representations
                            and warranties concerning: the Collateral; corporate existence and good standing, power and authority;
                            accuracy of financial information; absence of material adverse changes; locations of chief executive office and Collateral; priority of Lender's security interests, charges and hypothecs, ownership of properties, and absence of other liens
                            (except as specifically agreed to by Lender); filing of tax returns and payment of taxes; absence of material litigation or investigations; compliance with other agreements and applicable law, regulation, etc., identification of bank accounts;
                            environmental matters; employee benefit matters;
                            effectiveness of the Financing Orders; accuracy and completeness of information furnished to Lender;
                            survival and continuing nature of representations and warranties.

(c) Affirmative Covenants:  To include, but not be limited to: maintenance of corporate existence and rights; requirements for new locations; compliance with laws; performance of obligations; maintenance of properties in good repair; maintenance of appropriate and adequate insurance; Lender's rights to inspect books and properties; payment of taxes and claims; delivery of financial statements, financial projections and other information; retention of consultants acceptable to Lender; collateral reporting, notices and appraisal requirements; and further assurances. All reports with respect to Collateral shall include the US dollar equivalent of the values thereof.

(d) Negative Covenants:     To include, but not be limited to, prohibitions or
                            limitations on: dividends; redemptions and repurchases of capital stock; incurrence of debt
                            (including capital leases) and guarantees (subject to such exceptions and limitations as are agreed to by the parties); repurchases or prepayment of debt;
                            creation or suffering of liens (including, without limitation, a prohibition of liens on Collateral other than the liens granted in favor of Lender and such other liens as Lender may specifically permit);
                            loans, investments and acquisitions (subject to such exceptions and limitations as are agreed to by the parties); affiliate transactions, changes in business conducted; asset sales; mergers and consolidations (subject to such exceptions and limitations as are agreed to by the parties);
                            restrictions affecting subsidiaries; opening new bank accounts.

(e) Events of Default:     To include, but not be limited to: payment and
                           performance defaults under any of the loan documentation, cross-defaults to other indebtedness and documents, breach of representations and warranties, actions in the Chapter 11 case of NSC which Lender deems adverse to its interests, any plan of reorganization is confirmed without Lender's consent, judgments and attachments, insolvency, voluntary or involuntary bankruptcy for any Borrower or Guarantor revocation of any guaranty, dissolution, change in control or senior management, material adverse change in any Borrower's or Guarantor's business, assets or prospects as otherwise stated in the Extension Agreement.

(g) Waivers:               To include, but not be limited to a waiver by Lender,
                           each Borrower and each Guarantor of its rights to jury trial; waiver by each Borrower and each Guarantor of claims for special, indirect or consequential damages in respect any breach or alleged breach by Lender of any of the loan documentation.

3. Conditions Precedent:   Those conditions precedent customarily required by
                           Lender in similar financings and any additional conditions precedent deemed appropriate by Lender in good faith in the context of this transaction, including, without limitation, the following:

                  (a) Borrowers and Guarantors shall continue to furnish, or cause to be furnished, to Lender all financial information, projections, budgets, business plans, cash flows and such other information as Lender shall reasonably request from time to time. Lender shall have received current agings of accounts, current perpetual inventory records and/or roll forward of accounts and inventory through the date of closing, together with supporting documentation and other documents and information that will enable Lender to accurately identify and verify the eligible collateral at or immediately prior to closing in a manner satisfactory to Lender and including documentation with respect to inventory in transit, goods in bonded warehouses or other third party locations.

(b)      Execution and delivery of the Financing Agreement.

(c) Lender shall have preferred, first priority security interest in, pledges of and liens upon the Collateral, and as hypothec.

         All UCC financing statements, mortgages and other lien registrations relating to the Collateral shall have been duly filed and recorded and Lender shall have received UCC and other lien search results from the various jurisdictions showing the financing statements and other lien registrations in favor of Lender filed of record prior to closing.

(d) The aggregate amount of the Excess Availability of Borrowers under the lending formulas provided for above, and within all applicable sublimits after the application of proceeds of the initial Revolving Loans and after provision for payment of all fees and expenses of the transaction, shall be not less than $5,000,000 at closing. The accounts payable of Borrowers shall be at a level and in a condition reasonably Acceptable to Lender.

         The term "Excess Availability" as used herein shall mean as to Borrowers, on an aggregate basis, the US dollar equivalent of the amounts calculated at any time equal to: (a) the lesser of (i) the borrowing base of such Borrowers or (ii) the amount equal to the Maximum Credit minus the then outstanding amount of Revolving Loans and LCs provided to the Borrowers (in the case of clauses (a)(i) and (a)(ii) above, after giving effect to any reserves), minus (b) the sum of (i) the amount of all then outstanding and unpaid obligations of Borrowers to Lender (other than the obligations arising pursuant to the guarantee by a Borrower of the obligations of the other Borrowers), plus (ii) the aggregate amount of all trade payables and other obligations of Borrowers which remain unpaid more than the greater of (A) 60 days past invoice date or (B) the due date as of such time plus (iii) the amount of checks issued by such Borrower to pay trade payables and other obligations which are more than 60 days past due, but not yet sent (without duplication of amounts included in clause (b)(ii) herein).

(e) Lender shall have received, in form and substance reasonably satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the Existing Lenders to Borrowers of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of any Borrower.

                  and Guarantor in connection with such financing arrangements, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by or on behalf of any Existing Lender or its predecessor, as secured party and any Borrower or Guarantor, as debtor.

         (f) NSC shall comply in full with the notice and other requirements of the U.S. Bankruptcy Code in a manner acceptable to Lender and its counsel.

         (g) No trustee, examiner, receiver or other disinterested person with expanded powers pursuant to Section 1104(c) of the Bankruptcy Code, shall have been appointed or designated with respect to NSC or its respective business, properties or assets, including, without limitation the Collateral.

         (h) Lender shall have received evidence, in form and substance reasonably satisfactory to it, that all consents, approvals or withholding of objections, appropriate or necessary to consummate the Credit Facility have been obtained or waived in writing.

         (i) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral.

         (j) Lender shall have received written appraisals, conducted at the expense of Borrowers by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely, in form, scope and methodology satisfactory to Lender as stated in Part 1 of this Exhibit B as to the real estate of Borrowers and Guarantors. The appraisal of the real estate shall satisfy the requirements of FIRREA.

         (k) Lender shall have received an appraisal with respect to all of the collateral conducted at the expense of Borrowers by appraisers acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely, in form, scope and methodology satisfactory to Lender.

         (l) Lender shall have received, at the expense of Borrowers, environmental audits of their plants and real estate conducted by an independent environmental engineering firm acceptable to Lender, and in form, scope and methodology satisfactory to Lender, confirming that (i) Borrowers are in substantial compliance with all significant applicable environmental use laws, regulations, codes and ordinances in all material respects and (ii) there is no material potential or actual liability of Borrowers or any remedial action with respect to any environmental condition or any other significant environmental problems except as otherwise disclosed and which are acceptable to Lender.

         (m) Lender shall have received, on form and substance satisfactory to Lender, evidence of insurance coverage, including (i) mortgagee's and lender's loss payee endorsements in favor of Lender as to casualty and business interruption insurance and containing all endorsements, assurances or affirmative coverage requested by Lender for protection of its interests and
(ii) mortgagee's title insurance by a company and agent acceptable to Lender,
(A) insuring the priority, amount and sufficiency of the mortgage, deed of trust or deed to secure debt in favor of Lender on each parcel or real estate included in the Collateral, (B) insuring against matters that would be disclosed by surveys and (C) containing any endorsements, assurances of affirmative coverage requested by Lender for protection of its interests.

         (n) Each Borrower shall have established a lockbox and related lockbox account and/or blocked accounts, as Lender may specify, for collections and the transfer thereof to Lender, which shall be in form and substance acceptable to Lender.

         (o) Lender shall have completed updated field examinations of the business, operations and assets of Borrowers and Guarantors in accordance with its customary procedures and practices and as otherwise required by the nature and circumstances of the businesses of Borrowers and Guarantors, the results of which shall be satisfactory to Lender.

         (p) There shall exist no event of default or incipient default under any of the Financing Agreements.

         (q) Lender and its counsel will have had the opportunity to conduct customary legal due diligence (all of which shall be satisfactory to Lender and its counsel).

                  (r) No material adverse change in the business, operations or prospects of any Borrower shall have occurred since the date of the commencement of Lender's field examinations conducted prior to the date of this Commitment Letter. Lender may conduct additional or updated field examinations, at Borrowers' expense, prior to closing and/or commencing financing, the results of which must be satisfactory to Lender. Without limiting the generality of the foregoing (i) no investigation, litigation or other proceedings shall be pending or threatened against any Borrower or any Guarantor or any affiliate as of the closing which could have a material adverse effect in the determination of Lender, and (ii) the Collateral shall not have materially declined in value from the values set forth in any of the appraisals or field examinations previously done.

                  (s) Lender shall be satisfied that, to as of the closing date, Borrowers and Guarantors are not insolvent or will not become insolvent as a result of the transactions contemplated hereby, (ii) each of such Borrowers and Guarantors do not have unreasonably small capital after the consummation of the transactions contemplated hereby to continue to engage in their respective business and (iii) each of such Borrowers and Guarantors have not incurred liabilities as a result of the transactions contemplated hereby that are beyond its ability to pay as such liabilities mature.

5.       Indemnity         Borrowers and Guarantors shall indemnify and hold
                           harmless Lender and its directors, officers, Lenders, representatives and employees from and against all losses, claims, damages, expenses, or liabilities including, but not limited to, legal or other expenses incurred in connection with investigating, preparing to defend, or defending any such loss, claim, damage, expenses or liability, incurred in respect of the Credit Facility or the relationship between Lender and any Borrower or Guarantor.

6.       Governing Law     Puerto Rico

7. Financial Covenants.    Including but not limited to on a consolidated
                           basis, minimum Adjusted Net Worth - Fiscal 2003 -
                           $25mm, 2004 - $18mm, 2005 - $13mm, 2006 - $9mm and
                           2007 - $8mm; minimum Working Capital - $5mm; minimum
                           Fixed Charge Coverage Ratio - 1.50:1, minimum EBITDA
                           - $23mm; Debt to EBITDA -  not greater than 10:1;
                           minimum Net Revenues - $525mm. For fiscal 2003 tests need only be met at fiscal year end; thereafter, on a rolling 12 month basis, tested quarterly.

8. Additional Covenants,
   Representations, etc.   The applicable representations, warranties covenants
                           and conditions in the Extension Agreement will be included.

9. Standard Real Estate.   Standard Real Estate conditions including but not
                           limited to Appraisals by appraisers acceptable to Lender. ALTA title policies showing Bank's mortgages or first liens subject to no exception. Evidence of zoning, use permits payment of property taxes to date. Recent surveys address to the Bank showing no encroachments.

This Summary of Principal Terms and Conditions is not meant to be, nor shall it be construed as an attempt to describe the specific phrasing of documentation clauses. Rather, it is intended only to outline principal terms to be included in the Financing Agreements. It is anticipated that NSC may be made a Borrower.